UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2009

(Exact name of registrant as specified in its charter)

Florida	000-1415277	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 8.01.	Other Items.

On November 18, 2009, 1st United Bancorp, Inc. (the “Registrant”) repurchased from the United States Department of the Treasury (the “Treasury”) all of the 10,000 outstanding shares of the Registrant’s Series C Fixed Rate Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”) and all of the 500 outstanding shares of the Registrant’s Series D Fixed Rate Cumulative Perpetual Preferred Stock (“Series D Preferred Stock”). The Series C Preferred Stock and Series D Preferred Stock were issued to the Treasury on March 13, 2009 pursuant to the Capital Purchase Program established under the Troubled Asset Relief Program. The aggregate purchase price paid by the Registrant to the Treasury for the Series C Preferred Stock and Series D Preferred Stock was approximately $10.504 million, including approximately $4,000 of accrued and unpaid dividends.

On November 19, 2009, the Registrant repurchased from its shareholders all of the 459,503 outstanding shares of the Registrant’s Series B Non-Cumulative Perpetual Preferred Stock (“Series B Preferred Stock”). The aggregate purchase price paid by the Registrant to the shareholders for the Series B Preferred Stock was approximately $4.643 million, including approximately $48,000 of accrued and unpaid dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date: November 19, 2009	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer